SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549



                                     FORM 8-K


                                  CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 Date of Report:
                       (Date of earliest event reported)
                               December 21, 1994



                           CITIZENS UTILITIES COMPANY
             (Exact name of registrant as specified in charter)



Delaware                              0-1291              06-0619596
(State or other jurisdiction  (Commission File Number)        (IRS
 of incorporation)                                   Identification No.)



High Ridge Park, P.O. Box 3801,  Stamford, Connecticut        06905
   (Address of principal executive offices)                (Zip code)



                       (203) 329-8800
    (Registrant's telephone number, including area code)



                  No change since last report
(Former name or former address, if changed since last report)


Item 5.   Other Events

On November 29, 1994, Citizens Utilities Company and ALLTEL Corporation announced they have entered into definitive agreements for Citizens to purchase approximately 109,000 telephone access lines, and cable television systems serving 7,000 subscribers, in eight states for an aggregate transaction value of approximately $290 million.

Listed under Item 7 are Financial Statements of certain businesses expected to be acquired for the periods indicated.
Item 7.Financial Statements of Businesses to be Acquired and
Exhibits.

(a)   Financial Statements of businesses to be acquired.

- - Navajo Communications Company, Inc., for each of the two years ended December 31, 1993.


- -  ALLTEL Nevada, Inc., for each of the two years ended December
   31, 1993.

- - Mountain State Telephone Company, for each of the two years ended December 31, 1993.


(c) Exhibits

    23  Consent of Arthur Andersen LLP

                               SIGNATURE





Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                             CITIZENS UTILITIES COMPANY
                                    (Registrant)




Date:  December 21, 1994           By:/s/   Livingston E. Ross
                                   ----------------------------
                                  Vice President and Controller